SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report - June 14, 2002
                        ---------------------------------
                        (Date of Earliest Event Reported)



                              EQUITY ONE ABS, INC.
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     (as depositor under a certain Pooling and Servicing Agreement dated as of April 30, 2002, providing for the issuance of Mortgage Pass-Through
                          Certificates, Series 2002-3)
             (Exact Name of Registrant as specified in its charter)



      Delaware                    333-81506-02                 52-2029487
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(State of Incorporation)     (Commission File No.)       (IRS Employer I.D. No.)


     103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:   (302) 478-6160

Item 5.  Other Events.

     In connection with the issuance of its Mortgage Pass-Through Certificates, Series 2002-3, on June 14, 2002, Equity One ABS, Inc. entered into a Pooling and Servicing Agreement dated as of April 30, 2002 (the "Pooling and Servicing Agreement"), by and among Equity One ABS, Inc., a Delaware corporation, as depositor, Equity One, Inc., a Delaware corporation, as a seller and as servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Equity One, Inc., a Minnesota corporation, as seller, Equity One Consumer Loan Company, Inc., a New Hampshire corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, and JPMorgan Chase Bank, a New York banking corporation, as trustee. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

          99.1 Pooling and Servicing Agreement dated as of April 30, 2002




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* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus dated March 8, 2002 and prospectus supplement dated June 10, 2002, of Equity One ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2002-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               EQUITY ONE ABS, INC.


                                               By: /s/ James H. Jenkins
                                                   -----------------------------
                                                   James H. Jenkins
                                                   Senior Vice President and CFO


Dated:  June 14, 2002

Exhibit Index
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Exhibit
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99.1 Pooling and Servicing Agreement dated as of April 30, 2002